                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 1996

                         MOLTEN METAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    0-21042                     52-1659959
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                   (IRS Employer
     of Incorporation)            File Number)               Identification No.)


400-2 Totten Pond Road, Waltham, Massachusetts                      02154
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (617) 487-9700

Item 2.   Acquisition or Disposition of Assets

         During the third quarter of 1996, Molten Metal Technology, Inc. (the "Company") signed a letter of intent to become the full owner of the Quantum Catalytic Extraction Processing ("Q-CEP[Trademark]") facility it had jointly owned with The Scientific Ecology Group, Inc. ("SEG") in Oak Ridge, Tennessee (the "Q-CEP Facility") and to acquire certain assets used for handling and processing radioactive "wet waste." SEG is a wholly-owned subsidiary of Westinghouse Electric Corporation ("Westinghouse"). The Q-CEP Facility is designed to process radioactive ion exchange resins from nuclear power plants. On December 10, 1996, the Company, MMT of Tennessee Inc., a wholly-owned subsidiary of the Company ("MMT Tennessee"), SEG and Westinghouse executed definitive agreements with respect to such acquisition. Pursuant to those agreements, MMT Tennessee acquired SEG's interest in the Q-CEP Facility and certain assets of SEG and Westinghouse used in the "wet waste" business. These assets include contracts, equipment, services and personnel for processing radioactive waste streams at the Q-CEP Facility. MMT Tennessee will own and operate the Q-CEP Facility and the "wet waste" business.

         The purchase price for these assets was $31 million in cash, which was based on the parties' mutual agreement as to the fair market value of the assets being acquired. Payment of the purchase price was funded from the Company's working capital.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired

        The financial statements set forth in the list below are filed as part of this report on pages F-1 through F-6.

        Report of Independent Accountants

        Statement of Assets Acquired and Liabilities Assumed as of December 31, 1995 and as of September 30, 1996

        Statement of Revenue and Direct Operating Expenses for the years ended December 31, 1995 and 1994 and for the nine months ended September 30, 1996 and 1995

        Notes to Financial Statements

         (b)      Pro Forma Financial Information

         The pro forma financial information set forth in the list below is filed as part of this report on pages F-7 through F-10.

         Pro Forma Combined Balance Sheet as of September 30, 1996

         Pro Forma Combined Statement of Operations for the year ended December
              31, 1995 and the nine months ended September 30, 1996

         (c)      Exhibits. The following are filed as exhibits to this Report:

Exhibit 10.1* Asset Purchase Agreement dated as of December 10, 1996 between the Company, MMT of Tennessee Inc., Westinghouse Electric Corporation and The Scientific Ecology Group, Inc.

Exhibit 10.2*     Press Release dated December 11, 1996 issued by the Company.

Exhibit 23.1      Consent of Price Waterhouse LLP.

-------------------
* Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MOLTEN METAL TECHNOLOGY, INC.


Date:  February 20, 1997             By: /s/ Benjamin T. Downs
                                        ----------------------------------------

                                        Benjamin T. Downs
                                        Executive Vice President of Finance
                                        and Administration

                              WET WASTE BUSINESS OF
                            SCIENTIFIC ECOLOGY GROUP
                        STATEMENTS OF ASSETS ACQUIRED AND
                     LIABILITIES ASSUMED AND OF REVENUE AND
                            DIRECT OPERATING EXPENSES

                        Report of Independent Accountants


The Board of Directors and Stockholders of
Molten Metal Technology, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed of the Wet Waste Business of Scientific Ecology Group as of December 31, 1995 and the related statement of revenue and direct operating expenses for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the assets acquired and liabilities assumed of the Wet Waste Business of Scientific Ecology Group at December 31, 1995 and the revenue and direct operating expenses for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.


PRICE WATERHOUSE LLP

Boston, Massachusetts
January 8, 1997

Wet Waste Business of Scientific Ecology Group
Statement of Assets Acquired and Liabilities Assumed
--------------------------------------------------------------------------------




                                                December 31,    September 30,
                                                    1995             1996
                                                    ----         (unaudited)
                                                                 -----------


ASSETS
Cash                                           $   314,000      $ 1,345,000
Accounts receivable                                279,000          283,000
Inventories                                        477,000          482,000
Property, plant and equipment, net              14,475,000       17,117,000
                                                ----------       ----------

                                               $15,545,000      $19,227,000
                                               ===========      ===========



LIABILITIES
Deferred revenue                               $   593,000      $  1,628,000
                                               ===========      ============

   The accompanying notes are an integral part of these financial statements.

Wet Waste Business of Scientific Ecology Group
Statement of Revenue and Direct Operating Expenses
--------------------------------------------------------------------------------

                                       December 31,              September 30,
                                       ------------              -------------
                                     1995       1994           1996         1995
                                     ----       ----           ----         ----
                                                           (unaudited)   (unaudited)
                                                           -----------   -----------

Revenue                          $9,047,000  $7,737,000      $7,730,000   $6,667,000

Direct operating expenses         7,276,000   4,858,000       5,699,000    5,331,000
                                  ---------   ---------      ----------    ---------


Excess of revenue over direct
  operating expenses             $1,771,000  $2,879,000      $2,031,000   $1,336,000
                                 ==========  ==========      ==========   ==========

 The accompanying notes are an integral part of these financial statements.

Wet Waste Business of Scientific Ecology Group
Notes to Financial Statements
--------------------------------------------------------------------------------



1. Business

     On December 10, 1996, Molten Metal Technology, Inc. ("MMT") acquired the Wet Waste Business of Scientific Ecology Group ("SEG"), a wholly-owned subsidiary of Westinghouse Electric Corporation ("WEC"). In general, the Wet Waste Business involves the handling, processing, transportation and disposal of low-level radioactive water and other liquids and low-level radioactive sludges and similar materials generated primarily by the commercial nuclear power industry.

     Under the terms of the asset purchase agreement, MMT acquired certain intellectual property, rights under certain SEG and WEC customer contracts, inventories, property, plant and equipment and the rights to certain equipment leases related to the wet waste business. Additionally, MMT assumed SEG's obligation to process certain customer wastes that had been delivered to SEG prior to the consummation of the acquisition.


2. Summary of Significant Accounting Policies

     Basis of Presentation
     The accompanying statement of assets acquired and liabilities assumed as of December 31, 1995 and the related statement of revenue and direct operating expenses for the years ended December 31, 1995 and 1994 were prepared from the books and records maintained by SEG using the historical cost method, of which the Wet Waste Business represents a specific business unit. The Wet Waste Business has never operated as a separate business entity or division of SEG but rather has been an integrated part of SEG's consolidated business. The statement of revenue and direct operating expenses does not include charges for selling, general, administrative, interest and income tax expense since such items are considered to be SEG corporate expenses and are not allocable to individual business units. Similarly, costs related to Westinghouse corporate overhead allocations, which historically have been allocated to SEG by WEC, have not been included in the statement of revenue and direct operating expenses since they are considered to be corporate expenses that are not allocable to individual business units. Such expenses included costs for WEC executive management, information systems support, corporate accounting and treasury functions, corporate legal matters, and costs related to WEC's Science and Technology Center.

     The statement of revenue and direct operating expenses includes the revenue and identifiable costs that relate directly to the Wet Waste Business. Direct operating expenses include salaries and wages, fringe benefits, materials, travel, living and transportation cost directly associated with revenue generating activities.

     Inventories
     Inventories consist primarily of waste containers which are specifically identified and are valued at the lower of acquisition cost or market.

     Property, Plant and Equipment
     Property, plant and equipment are stated at cost. Depreciation on equipment is calculated on a straight-line basis over the estimated useful lives of the related assets. Repairs and maintenance costs are charged to expense as incurred.

     Revenue Recognition
     Revenue on service contracts is recognized as the services are performed. Revenue on equipment sales is recognized when the equipment is shipped to the customer. Billings and cash receipts in excess of amounts recognized as revenue are recorded as deferred revenue.

Wet Waste Business of Scientific Ecology Group
Notes to Financial Statements
-------------------------------------------------------------------------------



     Interim Financial Information

     The financial information as of September 30, 1996 and for the nine months ended September 30, 1996 and 1995 is unaudited and reflects all adjustments (consisting of only normal, recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the interim periods.


3. Property, Plant and Equipment

Property, plant and equipment at December 31, 1995 consist of the following:
      Land                                                          $    76,000
      Machinery and equipment                                         4,098,000
      Construction in progress                                       12,669,000

                                                                    -----------

                                                                     16,843,000

      Less: accumulated depreciation                                  2,368,000
                                                                    -----------

                                                                    $14,475,000
                                                                    -----------


     Construction in progress relates to costs incurred for the engineering and construction of the Quantum Catalytic Extraction Processing facility in Oak Ridge, Tennessee.

     Depreciation expense for the years ended December 31, 1995 and 1994 was $274,000 in each year.


4. Sales Concentration

     For the year ended December 31, 1995, one customer accounted for approximately 24% of revenue. For the year ended December 31, 1994, one customer accounted for approximately 14% of revenue.

         The unaudited pro forma combined balance sheet of the Company as of September 30, 1996 assumes that the acquisition of certain assets and assumption of certain liabilities of SEG's "wet waste" business had occurred on that date.

         The unaudited pro forma combined statements of operations for the year-ended December 31, 1995 and the nine months ended September 30, 1996 present the results of operations of the Company assuming the acquisition of SEG's "wet waste" business had been consummated as of the beginning of the periods indicated.

         The unaudited pro forma combined financial statements have been prepared by the Company and all calculations have been made based upon assumptions deemed appropriate. Included in these assumptions is the presumption that no additional selling, general and administrative costs are required because the current infrastructure is deemed sufficient to support the additional activities anticipated from the acquisition. The unaudited pro forma combined financial statements were prepared utilizing the accounting policies of the Company. The preliminary allocations of the purchase price, which may be subject to certain adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles, are included in the unaudited pro forma combined financial statements. The purchase price has been allocated based upon the estimated fair values of the assets acquired and liabilities assumed. The excess of the purchase price over the estimated fair value of the net assets acquired at the acquisition date has been recorded as goodwill in accordance with Accounting Principles Board Opinion No. 16.

         The unaudited pro forma combined financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to be indicative of the results of operations or financial position which may be achieved in the future.

         The unaudited pro forma combined financial information should be read in conjunction with the Company's historical consolidated financial statements and notes thereto contained in the 1995 Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended, June 30, 1996, as amended, and September 30, 1996, and the Statement of Assets Acquired and Liabilities Assumed and of Revenue and Direct Operating Expenses of the Wet Waste Business of Scientific Ecology Group presented herein.

                 Molten Metal Technology, Inc. and Subsidiaries

                                                     Pro Forma Combined Balance
                                                                Sheet
                                                      As of September 30, 1996
                                                             (Unaudited)

                                                                  Historical
                                                         ----------------------------
                                                                              SEG
                                                                            Wet Waste     Pro forma          Pro forma
                                                             MMT            Business     Adjustments          Combined
                                                         ------------     -----------   ------------        ------------

Current Assets:
      Cash and cash equivalents                           $ 39,841,000    $ 1,345,000   $(31,270,000) a.    $  9,916,000
      Short-term investments                               147,362,000                                       147,362,000
      Accounts receivable                                    6,120,000        283,000                          6,403,000
      Accounts receivable from affiliate                    27,244,000                                        27,244,000
      Prepaid expenses and other current assets              6,218,000        482,000                          6,700,000
                                                          ------------    -----------   ------------        ------------
        Total current assets                               226,785,000      2,110,000    (31,270,000)       $197,625,000

Restricted cash and investments                              2,337,000                                         2,337,000
Fixed assets, net                                           57,491,000     17,117,000      2,277,000  b.      76,885,000
Goodwill and other intangible assets, net                    4,846,000                    11,394,000  c.      16,240,000
Investment in affiliate                                     16,099,000                                        16,099,000
Other assets                                                 6,034,000                                         6,034,000
                                                          ------------    -----------   ------------        ------------
                                                          $313,592,000    $19,227,000   $(17,599,000)       $315,220,000
                                                          ============    ===========   ============        ============


Current Liabilities:
      Current portion of long-term debt                   $    176,000    $        -    $         -         $    176,000
      Accounts payable, accrued expenses
      and other current liabilities                         16,893,000      1,628,000                         18,521,000
                                                          ------------    -----------   ------------        ------------
        Total current liabilities                           17,069,000      1,628,000             -           18,697,000


Long-term debt, less current portion                       166,509,000                                       166,509,000
Due to related parties                                       1,386,000                                         1,386,000
Deferred income from affiliate                               6,895,000                                         6,895,000

Stockholders' Equity:
      Common Stock                                             235,000                                           235,000
      Additional paid-in capital                           159,922,000                                       159,922,000
      Valuation allowance for short-term investments          (777,000)                                         (777,000)
      Accumulated deficit                                  (37,647,000)                                      (37,647,000)
                                                          ------------    -----------   ------------        ------------
        Total stockholders' equity                         121,733,000             -              -          121,733,000
                                                          ------------    -----------   ------------        ------------
                                                          $313,592,000    $ 1,628,000   $         -         $315,220,000
                                                          ============    ===========   ============        ============

Note  1
    The proforma balance sheet has been prepared to reflect the acquisition of the SEG assets for an aggregate price of
    $31,270,000, including acquisition costs, paid in cash. Pro forma adjustments are made to reflect:

    a.   The payment of the purchase
         price and acquisition costs.
    b.   The estimated fair value of fixed assets purchased at the
         acquisition date.
    c.   The estimated fair value of intangible assets acquired and the excess of acquisition cost over the fair value of the assets acquired (goodwill).

                 Molten Metal Technology, Inc. and Subsidiaries

                                             Pro Forma Combined Statement of Operations
                                                Nine Months Ended September 30, 1996
                                                             (Unaudited)

                                                                            Historical
                                                                 ------------------------------
                                                                                      SEG
                                                                                    Wet Waste
                                                                      MMT           Business
                                                                  Nine Months      Nine Months     Pro forma             Pro forma
                                                                 Ended 9/30/96    Ended 9/30/96   Adjustments            Combined
                                                                 -------------    -------------   -----------            --------

Revenue:
           Research and development ("R&D")                        $ 8,231,000                                         $ 8,231,000
           Processing revenue                                                -        7,730,000                          7,730,000
           Construction, R&D and consulting from affiliate          37,063,000                                          37,063,000
           Technology transfer and success fees from affiliate      13,083,000                                          13,083,000
                                                                   -----------        ---------     ----------         -----------
                                                                    58,377,000        7,730,000              -          66,107,000

Operating expenses:
           Cost of Revenue-R&D                                       8,091,000                                           8,091,000
           Cost of Revenue-processing                                        -        5,699,000      2,163,000  a.,b.    7,862,000
           Cost of Revenue-construction, R&D, consulting,
           technology transfer and success fees from affiliate      34,452,000                                          34,452,000
           R&D                                                      14,191,000                                          14,191,000
           Selling, general and administrative ("SG&A")             10,202,000                                          10,202,000
                                                                   -----------        ---------     ----------         -----------
                                                                    66,936,000        5,699,000      2,163,000          74,795,000

Equity income from affiliate                                         5,494,000                                           5,494,000
                                                                   -----------        ---------     ----------         -----------
Income (loss) from operations                                       (3,065,000)       2,031,000     (2,163,000)         (3,197,000)

Other income (expense), net                                          2,056,000                -     (1,290,000) c.         766,000
                                                                   ===========        =========     ==========         ===========
Net income (loss)                                                  $(1,009,000)       2,031,000     (3,453,000)        $(2,431,000)
                                                                   ===========        =========     ==========         ===========

Net income (loss) per share                                        $     (0.04)                                        $     (0.10)
                                                                   ===========                                         ===========

Weighted average common and common equivalent
shares outstanding                                                  23,230,000                                          23,230,000


     Note 1

     The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note
        1 to the pro forma balance sheet.

     a. Additional depreciation resulting from increased basis of property and equipment acquired based on useful lives ranging from 7 to 25 years.
     b. Amortization of intangible assets, including goodwill, on a straight-line basis over estimated useful lives ranging from 2 to 10 years.
     c. Reduction in interest income resulting from the payment of the purchase price and acquisition costs.


                                           Molten Metal Technology, Inc. and Subsidiaries
                                             Pro Forma Combined Statement of Operations
                                                 Fiscal Year Ended December 31, 1995
                                                             (Unaudited)

                                                                        Historical
                                                              --------------------------------
                                                                                      SEG
                                                                                    Wet Waste
                                                                 MMT                Business
                                                               Year Ended          Year Ended     Pro forma             Pro forma
                                                                12/31/95            12/31/95     Adjustments            Combined
                                                              ------------        ------------   -----------           ----------


Revenue:
         Research and development ("R&D")                      $13,613,000                                            $13,613,000
         Processing revenue                                              -           9,047,000                          9,047,000
         Construction, R&D and consulting from affiliate        21,568,000                                             21,568,000
         Technology transfer and success fees from affiliate     9,000,000                                              9,000,000
                                                               -----------           ---------    ----------          -----------
                                                                44,181,000           9,047,000             -           53,228,000

Operating expenses:
         Cost of Revenue-R&D                                    13,699,000                                             13,699,000
         Cost of Revenue-processing                                      -           7,276,000     2,884,000   a.,b.   10,160,000
         Cost of Revenue-construction, R&D, consulting,
         technology transfer and success fees from affiliate    21,203,000                                             21,203,000
         R&D                                                    10,986,000                                             10,986,000
         Selling, general and administrative ("SG&A")            2,877,000                                              2,877,000
                                                               -----------           ---------    ----------          -----------
                                                                48,765,000           7,276,000     2,884,000           58,925,000


Equity income from affiliate                                       834,000                   -                            834,000
                                                               -----------           ---------    ----------          -----------
Income (loss) from operations                                   (3,750,000)          1,771,000    (2,884,000)          (4,863,000)

Other income (expense), net                                      4,105,000                   -    (1,720,000)           2,385,000
                                                               -----------           ---------    ----------          -----------
Net income (loss)                                              $   355,000           1,771,000    (4,604,000)         $(2,478,000)
                                                               ===========           =========    ==========          ===========

Net income (loss) per share                                    $      0.01                                            $     (0.10)
                                                               ===========                                            ===========

Weighted average common and common equivalent
shares outstanding                                              24,710,000                                             24,710,000


NOTE 1
     The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in
     Note 1 to the pro forma balance sheet.

     a. Additional depreciation resulting from increased basis of property and equipment acquired based on useful lives ranging from 7 to 25 years.
     b. Amortization of intangible assets, including goodwill, on a straight-line basis over estimated useful lives ranging from 2 to 10 years.
     c. Reduction of interest income resulting from the payment of the purchase price and acquisition costs.

                                   F-10

                              INDEX TO EXHIBITS

Exhibit  No.                      Exhibit
-------  ---                      -------

Exhibit 10.1* Asset Purchase Agreement dated as of December 10, 1996 between the Company, MMT of Tennessee Inc., Westinghouse Electric Corporation and The Scientific Ecology Group, Inc.

Exhibit 10.2*     Press Release dated December 11, 1996 issued by the Company.

Exhibit 23.1      Consent of Price Waterhouse LLP.

-------------------
* Previously filed.